Exhibit 99.01
News Release

FOR RELEASE
MEDIA CONTACT:	INVESTOR CONTACT:
Yunsun Wee	Helyn Corcos
Symantec Corporation	Symantec Corporation
310-449-7009	408-517-8324
ywee@symantec.com	hcorcos@symantec.com
Symantec Reports Solid First Quarter Revenue and Earnings
Large deals and diversified business model underpin results
CUPERTINO, Calif. – July 26, 2006 – Symantec Corp. (Nasdaq: SYMC) today reported results for the first quarter of fiscal year 2007, ended June 30, 2006. GAAP revenue for the quarter was $1.26 billion and non-GAAP revenue was $1.28 billion. Non-GAAP revenue grew 2 percent over the comparable period a year ago.
GAAP Results: GAAP net income for the fiscal first quarter was $95 million, compared to $199 million for the same quarter last year. Diluted earnings per share was $0.09, compared to earnings per share of $0.27 for the same quarter last year.
Non-GAAP Results: Non-GAAP net income for the fiscal first quarter was $248 million, compared to $311 million for the same quarter last year. Non-GAAP diluted earnings per share was $0.24, compared to diluted earnings per share of $0.25 for the same quarter last year. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the attached consolidated financial statements.
“Performance for the quarter was driven by strong sales of our Norton Internet Security, Storage Foundation, and enterprise messaging solutions, as well as solid execution by our services organization,” said John W. Thompson, Symantec chairman and chief executive officer. “Our results speak to the value of our diversified business model, our strong market leadership in each business unit, and our long-standing relationships with consumers and enterprises around the world. I am very proud of the tremendous team effort.”
Financial Highlights
For the quarter, Symantec’s consumer business represented 30 percent of total revenue and grew 6 percent year-over-year on a combined non-GAAP basis. The data center management business represented 27 percent of total revenue and remained flat year-over-year. The security and data management business represented 38 percent of total revenue and declined 2 percent year-over-year. Services revenue represented 5 percent of total revenue and grew 18 percent year-over-year.
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Symantec Reports Solid First Quarter Earnings

International revenues represented 51 percent of total revenue in the first quarter and grew 5 percent year-over-year on a combined non-GAAP basis. Asia Pacific/Japan revenue for the quarter represented 14 percent of total revenue and grew 16 percent year-over-year. The Europe, Middle East, and Africa region represented 31 percent of total revenue for the quarter and grew 1 percent year-over-year. The Americas, including the United States, Latin America, and Canada, represented 55 percent of total revenue and declined 1 percent year-over-year.
GAAP short- and long-term deferred revenue at the end of the June 2006 quarter was $2.209 billion. Non-GAAP deferred revenue at the end of the June 2006 quarter reached a record $2.244 billion. Non-GAAP deferred revenue grew 26 percent as compared to the June 2005 quarter.
September Quarter Forecast
For the September 2006 quarter, GAAP revenue is estimated between $1.265 billion and $1.295 billion. GAAP diluted earnings per share for the September quarter is estimated between $0.11 and $0.12.
Non-GAAP revenue for the September quarter is estimated between $1.275 billion and $1.305 billion. Non-GAAP diluted earnings per share is forecasted between $0.26 and $0.27.
Fiscal Year 2007 Forecast
For the fiscal year ending March 2007, GAAP revenue is estimated in the range of $5.1 billion to $5.3 billion. GAAP diluted earnings per share for the fiscal year ending in March 2007 is estimated between $0.46 and $0.56.
To adjust for the $1.5 billion stock buy back program announced in the June quarter, Symantec is increasing its non-GAAP earnings per share guidance for FY07 by $0.06. Non-GAAP revenue is estimated in the range of $5.2 billion to $5.4 billion. Non-GAAP diluted earnings per share is forecasted between $1.06 and $1.16.
Quarterly Highlights
•	Symantec signed 280 contracts worldwide worth more than $300,000 each, including 63 worth more than $1 million each, during the quarter.

•	Symantec signed new or extended agreements with the following customers: Advocate Health Care, the largest fully integrated not-for-profit healthcare delivery system in metropolitan Chicago and one of the top 10 systems in the country; Best Buy Co. Inc., North America’s number-one specialty retailer of consumer electronics, personal computers, entertainment software and appliances; Illinois’ Cook County, home to 5 million residents in 129 municipalities including the City of Chicago; CedarCrestone, a leading-edge consulting, hosting, and managed services company; TiVo Inc., the
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Symantec Reports Solid First Quarter Earnings

creator and leader in advertising solutions and television services for digital video recorders (DVRs); Fujitsu Network Communications Inc., a leading supplier of wireline/wireless networking solutions to North American telecom, cable and wireless service providers; NCR Corp., a leading global technology company helping businesses build stronger relationships with their customers; Impac Cos., one of the nation’s largest non-conforming residential mortgage loan originators; Sony Pictures Imageworks Inc., an Academy Award winning, state-of-the-art digital production studio; Quixtar Inc., which provides an opportunity for individuals to own their own businesses through a system of network marketing and online sales.
•	International customers from the quarter included Australian Stock Exchange Ltd., the primary national stock exchange and provider of market data for Australia; Hutchison Telecommunications (Australia) Ltd., focused on delivering leading communications and multimedia services to the Australian consumer; Fabrica Nacional de Moneda y Timbre, the national mint of Spain; Jiangsu Mobile Communications, a subsidiary of China Mobile; Mahindra & Mahindra Ltd., an India-based conglomerate offering information technology, trade and finance related services, and infrastructure development.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the fiscal first quarter, ended June 30, 2006, and to review guidance for the fiscal year 2007. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is the world leader in providing solutions to help individuals and enterprises assure the security, availability, and integrity of their information. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
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Symantec Reports Solid First Quarter Earnings

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue and earnings per share for the second quarter and year of fiscal 2007, and projections of deferred revenue, amortization of acquisition related intangibles and stock-based compensation. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 31, 2006. We assume no obligation to update any forward-looking information contained in this press release.
USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. All references to “combined non-GAAP” financial information for pre-acquisition periods include our results with those of Veritas Software Corporation for like fiscal quarters (i.e., combining our results for our first quarter of fiscal 2006, which ended July 1, 2005, with the result for Veritas’ first quarter of fiscal 2005, which ended March 31, 2005). Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with additional combined non-GAAP and other financial information, on the investor relations page of our Web site at www.symantec.com/invest/center.html.
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SYMANTEC CORPORATION
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30,	March 31,
	2006	2006
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$4,099,397	$2,865,802
Trade accounts receivable, net	538,775	670,937
Inventories	40,919	48,687
Current deferred income taxes	136,337	131,833
Other current assets	188,368	190,673

Total current assets	5,003,796	3,907,932
Property and equipment, net	1,035,238	946,217
Acquired product rights, net	1,150,352	1,238,511
Other intangible assets, net	1,390,258	1,440,873
Goodwill	10,338,263	10,331,045
Other long-term assets	70,824	48,605

	$18,988,731	$17,913,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes	$518,200	$512,800
Accounts payable	161,938	167,135
Accrued compensation and benefits	261,528	277,170
Current deferred revenue	1,938,407	1,915,179
Other accrued expenses	174,005	185,882
Income taxes payable	362,061	419,401

Total current liabilities	3,416,139	3,477,567
Long-term deferred revenue	270,898	248,273
Long-term deferred tax liabilities	237,606	493,956
Convertible senior notes	2,100,000	—
Other long-term obligations	26,320	24,916
Stockholders’ equity:
Common stock	9,875	10,409
Capital in excess of par value	11,552,840	12,426,690
Accumulated other comprehensive income	175,057	146,810
Deferred stock-based compensation	—	(43,595)
Retained earnings	1,199,996	1,128,157

Total stockholders’ equity	12,937,768	13,668,471

	$18,988,731	$17,913,183

SYMANTEC CORPORATION
GAAP Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2006	2005
	(unaudited)
Net revenues	$1,259,086	$699,942
Cost of revenues:
Cost of revenues	213,162	105,782
Amortization of acquired product rights	87,611	11,013

Cost of revenues	300,773	116,795
Gross profit	958,313	583,147
Operating expenses:
Sales and marketing	464,437	211,915
Research and development	216,262	92,338
General and administrative	79,481	31,262
Amortization of other intangible assets	50,614	1,739
Restructuring	13,258	3,474
Integration	—	7,901
Patent settlement	—	2,200

Total operating expenses	824,052	350,829
Operating income	134,261	232,318
Interest and other income, net	27,634	22,758
Interest expense	(6,678)	—

Income before income taxes	155,217	255,076
Provision for income taxes	60,426	56,443

Net income	$94,791	$198,633

Net income per share — diluted	$0.09	$0.27

Shares used to compute net income per share — diluted	1,048,833	737,211

SYMANTEC CORPORATION
Reconciliation of Consolidated Statements of
Income to Non-GAAP Statements of Income
(In thousands, except per share data)
(Unaudited)

			Three Months Ended
			June 30,
			2006	2005
NET REVENUES:
GAAP net revenues			$1,259,086	$699,942
Fair value adjustment to Veritas deferred revenue	(A	)	22,282	—
Veritas net revenue	(D	)	—	559,258

Non-GAAP net revenue			$1,281,368	$1,259,200

NET INCOME:
GAAP net income:			$94,791	$198,633
Fair value adjustment to Veritas deferred revenue	(A	)	22,282	—
Amortization of acquired product rights	(B	)	87,611	83,164
Stock-based compensation	(M	)	36,859	8,419
Integration	(F	)	—	19,578
Executive incentive bonuses	(C	)	1,974	—
Restructuring	(E	)	13,258	3,474
Amortization of other intangible assets	(I	)	50,614	48,503
Patent settlement	(J	)	—	2,200
Gain on sale of strategic investments	(K	)	—	(732)
Proposed Veritas SEC legal settlement	(L	)	—	30,000
Income tax effect on above items	(G	)	(59,690)	(69,118)
Veritas net loss	(H	)	—	(13,492)

Non-GAAP net income			$247,699	$310,629

NET INCOME PER SHARE — DILUTED:
GAAP net income per share			$0.09	$0.27
Stock-based compensation adjustment per share	(M	)	0.03	—
Other non-GAAP adjustments per share	(A)-	(L)	0.12	(0.02)

Non-GAAP net income per share			$0.24	$0.25

SHARES USED TO COMPUTE NET INCOME PER SHARE — DILUTED:
GAAP shares used to compute net income per share			1,048,833	737,211
Converted incremental Veritas shares*			—	486,912

Non-GAAP shares used to compute net income per share			1,048,833	1,224,123

*	Converted incremental Veritas shares equals Veritas historical shares multiplied by the exchange ratio of 1.1242.
The non-GAAP financial measures included in the table above are non-GAAP net revenue, non-GAAP net income, and non-GAAP net income per share, which adjust for the following items: business combination accounting entries, expenses related to acquisitions, stock-based compensation expense, restructuring charges and charges related to the amortization of other intangible assets, and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below.
(A) Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.
(B) Amortization of acquired product rights. The amounts recorded as amortization of acquired product rights arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business.
(C) Executive incentive bonuses. Consists of bonuses related to the Veritas acquisition and executive sign-on bonuses for newly hired executives. We exclude these amounts because they arise from prior acquisitions and other infrequent events and we believe they are not directly related to the operation of our business. For the three months ended June 30, 2006 executive incentive bonuses were allocated as follows:

Three months ended
June 30, 2006
(in thousands)
Sales and marketing	$676
Research and development	865
General and administrative	433

Total executive incentive bonuses	$1,974

(D) Veritas’ net revenue. This amount represents Veritas’ net revenue for the three months ended March 31, 2005. We include Veritas’ net revenue because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.
(E) Restructuring. These amounts arise from severance, benefits, outplacement services, and excess facilities resulting from our company restructurings and we believe they are not directly related to the operation of our business.
(F) Integration. Consists of expenses incurred for consulting services and other professional fees associated with the integration activities for our acquisition of Veritas. These expenses arose from a specific prior acquisition and we believe they are not directly related to the operation of our business. The three months ended June 30, 2006 did not include integration expenses. For the three months ended June 30, 2005 integration expenses were allocated as follows:

	Three months ended
	June 30,
	2005
	(in thousands)
	Symantec	Veritas	Total
Cost of revenues	$—	$1,057	$1,057
Sales and marketing	1,557	3,094	4,651
Research and development	774	2,700	3,474
General and administrative	5,570	4,826	10,396

Total integration expenses	$7,901	$11,677	$19,578

(G) Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP operating income.
(H) Veritas’ net loss. This amount represents Veritas’ net loss for the three months ended March 31, 2005 and includes the following: $399 million of gross profit less $400 million of operating expenses less $12 million of other expense and taxes, net. We include Veritas’ net loss because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.
(I) Amortization of other intangible assets. The amounts recorded as amortization of other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business.
(J) Patent settlement. On May 12, 2005, we resolved the Altiris patent litigation matter with a cross-licensing agreement that resolved all legal claims between the companies. We exclude this amount because it arose from a specific litigation matter and we believe it is not directly related to the operation of our business.
(K) Gain on sale of strategic investments. We have equity investments in privately held companies for business and strategic purposes. We exclude the gain on sale of strategic investments because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.
(L) Proposed Veritas SEC legal settlement. Prior to our acquisition of Veritas, Veritas accrued a $30 million penalty based on settlement discussions with the SEC. We exclude the proposed SEC legal settlement because we believe it is not reflective of ongoing operating results in the period incurred and is not directly related to the operation of our business.
(M) Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance with APB 25 and SFAS 123(R) pre and post adoption of SFAS 123(R) on April 1, 2006, respectively. We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three months ended June 30, 2006 and 2005, stock-based compensation was allocated as follows:

		Three months ended
		June 30,
	2006	2005

		(in thousands)
		Symantec	Veritas	Total
Cost of revenues	$3,981	$—	$901	$901
Sales and marketing	14,186	806	1,482	2,288
Research and development	14,098	1,105	2,062	3,167
General and administrative	4,594	874	1,189	2,063

Total stock-based compensation expenses	$36,859	$2,785	$5,634	$8,419

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue Components to Non-GAAP Revenue Components
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2006				Three Months Ended June 30, 2005
	GAAP	Non-GAAP			GAAP	GAAP		Non-GAAP	Combined
	Symantec	Adjustments		Non-GAAP	Symantec*	VERITAS**		Adjustments	Non-GAAP

Net Revenues (1)	$1,259,086	$22,282	A	$1,281,368	$699,942	$559,258	B	$—	$1,259,200

Revenue By Segment:
Security and Data Management	$480,872	$6,877	A	$487,749	$325,531	$172,895	B	$—	$498,426
Data Center Management	$335,714	$15,201	A	$350,915	$—	$349,286	B	$—	$349,286
Services	$57,915	$202	A	$58,117	$12,382	$37,027	B	$—	$49,409
Consumer	$384,814	$—	A	$384,814	$361,884	$—	B	$—	$361,884
Other	$(229)	$2	A	$(227)	$145	$50	B	$—	$195

Revenue by Geography:
Americas	$686,751	$14,883	A	$701,634	$386,288	$319,600	B	$—	$705,888
EMEA	$398,292	$4,752	A	$403,044	$217,755	$182,604	B	$—	$400,359
Asia Pacific/Japan	$174,043	$2,647	A	$176,690	$95,899	$57,054	B	$—	$152,953

Total International Revenue	$639,652	$8,406	A	$648,058	$353,518	$264,882	B	$—	$618,400

(*)	Net revenues include Symantec’s net revenues for the three months ended June 30, 2005.

(**)	Net revenues include Veritas’ net revenues for the three months ended March 31, 2005.
Footnotes:
1	We believe the non-GAAP revenue measures set forth above are useful to investors, and such items are used by our management, because revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value is reflective of ongoing operating results, and we believe such items are useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.
A	To include Veritas’ deferred revenue that was excluded as a result of adjustments to fair value.

B	To include Veritas’ historical net revenues for the three months ended March 31, 2005.

SYMANTEC CORPORATION
Reconciliation of GAAP deferred revenue
to non-GAAP deferred revenue
(Unaudited)

	June 30, 2006	June 30, 2005
Deferred revenue reconciliation
GAAP deferred revenue	$2,209,305	$1,268,399

Add back:
Fair value adjustment to Veritas deferred revenue (**)	35,247	—
Veritas deferred revenue (***)	—	519,499

Non-GAAP deferred revenue (*)	$2,244,552	$1,787,898

(*)	We believe that providing the non-GAAP item set forth above is useful to investors, and such item is used by our management, for the reasons associated with each of the the adjusting items as described below.

(**)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.

(***)	Veritas’ historical deferred revenue. This amount represents Veritas’ historical deferred revenue as of March 31, 2005. We include this historical deferred revenue because we believe it is useful in comparing the ongoing operating results of the combined company with pre-merger results of the two companies.

SYMANTEC CORPORATION
Reconciliation of projected GAAP revenue and earnings per share to non-GAAP revenue and earnings per share
(Unaudited)

	Q2 FY'07	FY'07
Revenue reconciliation (in billions)
GAAP revenue range	$1.265 - $1.295	$5.100 - $5.300

Add back:
Fair value adjustment to Veritas deferred revenue (1)	$0.010	$0.100

Non-GAAP revenue range*	$1.275 - $1.305	$5.200 - $5.400

Earnings per share reconciliation
GAAP earnings per share range	$0.11 - $0.12	$0.46 - $0.56

Add back:
Stock-based compensation (2)	$0.03	$0.12
Fair value adjustment to Veritas deferred revenue and amortization	$0.12	$0.48
of acquired product rights and other intangible assets (1,3)

Non-GAAP earnings per share range*	$0.26 - $0.27	$1.06 - $1.16

*	We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to Veritas deferred revenue. We include revenue associated with Veritas deferred revenue that was excluded as a result of purchase accounting adjustments to fair value because we believe it is reflective of ongoing operating results.

(2)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, and employee stock purchase plan determined in accordance SFAS 123(R). We exclude these stock-based compensation expenses because they are non-cash expenses that we believe are not reflective of ongoing operating results. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. The amounts recorded as amortization of acquired product rights and other intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses because we believe they are not reflective of ongoing operating results in the period incurred and are not directly related to the operation of our business.